                                                                      Exhibit 3

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement") is entered into as of June 17, 2001, by and between Land O' Lakes, Inc., a Minnesota cooperative corporation ("Buyer"), and GSCP Recovery, Inc., a corporation organized under the laws of the Cayman Islands ("Stockholder").

         WHEREAS, Buyer, Purina Mills, Inc., a Delaware corporation (the "Company"), LOL Holdings II, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer ("LOL Subsidiary"), and LOL Holdings III, Inc., a Delaware corporation and wholly-owned subsidiary of LOL Subsidiary ("Acquisition"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (subject to the terms and conditions set forth therein) for the merger of Acquisition with and into the Company (the "Merger"), with the Company remaining as the corporation surviving the Merger.

         WHEREAS, in order to induce Buyer, LOL Subsidiary and Acquisition to enter into the Merger Agreement, Stockholder is entering into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties to this Agreement, intending to be legally bound, agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1      CERTAIN DEFINITIONS.  For purposes of this Agreement:

                  (a) "Company Common Stock" shall mean the common stock, par value $.0l per share, of the Company.

                  (b) "Expiration Time" shall mean the earliest of (i) the time at which the Merger Agreement is terminated, and (ii) the time at which the Merger is effected.

                  (c) Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder (i) is the record owner of such security, or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of such security because it has or shares the power to vote such security.

                  (d) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

                  (e) "Shares" shall mean (i) all shares of Company Common Stock Owned by Stockholder as of the date of this Agreement, and (ii) all additional shares of Company Common Stock of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Time.

                  (f) "Subject Securities" shall mean (i) all shares of Company Common Stock and all options, warrants and other rights to acquire (by purchase, conversion or otherwise) shares of Company Common Stock Owned by Stockholder as of the date of this Agreement, and (ii) all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire (by purchase, conversion or otherwise) shares of Company Common Stock of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Time.

         1.2      CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa.

                  (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.
                  (e) As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  (f) As used in this Agreement, the term "subsidiary" of a specified corporation shall mean any corporation or other entity of which the outstanding securities having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such specified corporation.

                  (g) As used in this Agreement, the term "business day" shall mean any day other than a Saturday, Sunday or a day which is a statutory holiday under the laws of the United States.

                                    SECTION 2
                                  VOTING; PROXY

         2.1 VOTING. Except to the extent they are voted by proxy granted pursuant to Section 2.2, from the date hereof until the Expiration Time, Stockholder shall vote, at any meeting of the stockholders of the Company or in connection with any solicitation of written consents from stockholders of the Company in lieu of a meeting, all Shares Owned by Stockholder which Stockholder is entitled to vote at such meeting or by such written consent (a) in favor of the approval of the Merger Agreement and the Merger, and in favor of any and all other actions contemplated by the Merger Agreement, (b) against any Acquisition Proposal (as hereinafter defined), and (c) against any action or agreement that would result in a breach of any covenant, representation or warranty of the Company under the Merger Agreement or would result in any obligation or agreement of the Company under the Merger Agreement not being fulfilled or would result in the Company being required to pay to Buyer the fee contemplated in Section 8.04 of the Merger Agreement (the matters referred to in clauses (a), (b) and (c) being referred to collectively as the "Voting Objectives").

         2.2 PROXY. From the date hereof until the Expiration Time, Stockholder hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes each of Daniel Knutson and James Wahrenbrock the attorneys-in-fact and proxies of Stockholder, with full power of substitution and resubstitution, to vote, at any meeting of the stockholders of the Company or in connection with any solicitation of written consents from the stockholders of the Company in lieu of a meeting, in accordance with the Voting Objectives, all Shares Owned by Stockholder which Stockholder is entitled to vote at such meeting or by such written consent. Upon the execution hereof, all prior proxies given by Stockholder with respect to any of the Shares are hereby revoked, and Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares. From the date hereof until the Expiration Time, this proxy is irrevocable. This proxy is coupled with an interest between Buyer and Stockholder and is granted in consideration of Buyer, LOL Subsidiary and Acquisition entering into the Merger Agreement.

         2.3 OTHER MATTERS. Subject to the provisions of Section 4 hereof, Stockholder shall retain the right to vote the Shares, at its sole discretion, at any meeting of the stockholders of the Company or in connection with any solicitation of written consents from the stockholders of the Company, on all matters other than those set forth in any of clause (a), (b) or (c) of Section
2.1 hereof which are at any time and from time to time presented for action by the Company's stockholders.

                                    SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

         Stockholder hereby represents and warrants to Buyer as follows:

         3.1 AUTHORIZATION, ETC. Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform Stockholder's obligations hereunder. All corporate acts and proceedings required to be taken to authorize the execution, delivery and performance by Stockholder of this Agreement have been duly and properly taken. This Agreement has been duly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

         3.2      NO CONFLICTS OR CONSENTS.

                  (a) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder in accordance with its terms will not, (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder or any of the Subject Securities is or may be bound or affected, or
(ii) conflict with, or result in or constitute (with or without notice or lapse of time) any breach of or default or event of default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract or instrument to which Stockholder is a party or by which Stockholder or any of the Subject Securities is or may be bound or affected.

                  (b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent or approval of any Person.

         3.3 TITLE TO SECURITIES; VOTING. As of the date of this Agreement, (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth beside Stockholder's name on Exhibit A hereto under the heading "Shares Held of Record", (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire (by purchase, conversion or otherwise) shares of Company Common Stock set forth beside Stockholder's name on Exhibit A hereto under the heading "Options and Other Rights", (c) Stockholder Owns the additional shares of Company Common Stock set forth beside Stockholder's name on Exhibit A hereto under the heading "Additional Shares Owned", and (d) neither Stockholder nor any of its subsidiaries or affiliates directly or indirectly Owns any shares of Company Common Stock or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Company Common Stock other than the shares and options, warrants and other rights set forth beside Stockholder's name on Exhibit A hereto. Except as otherwise provided in this Agreement, Stockholder has the right to vote all Shares and none of the Shares is subject to a voting agreement, voting trust, irrevocable proxy or other voting arrangement.

         3.4 LITIGATION. There is no claim, action, proceeding or investigation pending or, to the knowledge of Stockholder, threatened against or relating to Stockholder by or before any court or governmental or regulatory authority or body (including the National Association of Securities Dealers, Inc.) that, if determined adversely, would prohibit Stockholder from performing its obligations hereunder.

         3.5 FINDER'S FEES. No investment banker, broker, finder or other Person is entitled to a commission or fee from Buyer, LOL Subsidiary or Acquisition in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

                                    SECTION 4
                       ADDITIONAL COVENANTS OF STOCKHOLDER

         4.1 APPRAISAL RIGHTS. Stockholder hereby waives any rights or appraisal or rights to dissent from the Merger or approval of the Merger Agreement that it might have under the provisions of Section 262 of the General Corporation Law of the State of Delaware.

         4.2 FURTHER ASSURANCES. Subject to Section 4.5 hereof, Stockholder agrees that it shall not take, or authorize or permit any of its officers, directors, employees, representatives, agents, subsidiaries or affiliates to take, any action which in any manner delays, deters or impedes the successful completion of the Merger in an expeditious manner. In addition, from time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Buyer may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

         4.3 NO PROXIES OR ENCUMBRANCES. Except pursuant to the terms of this Agreement or the Merger Agreement, from the date hereof until the Expiration Time, Stockholder shall not, without the prior written consent of Buyer, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Shares, or (b) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Subject Securities.

         4.4 NO SHOPPING. Subject to Section 4.5 hereof, from the date hereof until the Expiration Time, Stockholder shall not, and shall not authorize or permit any of its officers, directors, employees, representatives, agents, subsidiaries or affiliates to, directly or indirectly, (a) solicit, seek, initiate or encourage any inquiries or proposals that constitute, or would be reasonably likely to lead to, a proposal or offer for a merger, consolidation or business combination involving the Company or any of its subsidiaries, a sale of substantial assets of the Company and its subsidiaries, taken as a whole (other than the sale of inventory or obsolete equipment in the ordinary course of business consistent with past practice), a sale of shares of capital stock of the Company or any of its subsidiaries (including by way of a tender offer) or any similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), or (b) engage in any discussions or negotiations with any Person or group (other than Buyer or its affiliates) concerning any Acquisition Proposal, or provide non-public information to any Person or group (other than Buyer or its affiliates) that is considering making, or has made, an Acquisition Proposal. Stockholder shall promptly advise Buyer of the terms of any communications Stockholder may receive relating to any of the foregoing.

         4.5 DISCHARGE OF FIDUCIARY DUTIES. Stockholder is signing this Agreement in Stockholder's capacity as a stockholder of the Company. Nothing in
Section 4.2 or 4.4 hereof shall restrict any representative of Stockholder who is a director of the Company from discharging such representative's fiduciary duties to the stockholders of the Company under applicable law or shall restrict Greenwich Street Capital Partners II, L.P. from consulting with and advising the directors of the Company in the discharge by them of their fiduciary duties to the stockholders of the Company under applicable law.

         4.6 CONDUCT OF STOCKHOLDER. Stockholder will not (a) take, or agree or commit to take, any action that would make any representation and warranty of Stockholder hereunder inaccurate in any respect as of any time prior to the termination of this Agreement, or (b) omit, or agree or commit to omit, to take any reasonable action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time prior to the termination of this Agreement.

         4.7 DISCLOSURE. Stockholder hereby permits the Company and Buyer to publish and disclose, in a proxy statement (including all documents and schedules to be filed in connection with the foregoing with the Securities and Exchange Commission) and in other filings and public disclosures relating to the Merger, this Agreement, Stockholder's identity and details regarding Stockholder's Ownership of shares of Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

                                    SECTION 5
                                   TERMINATION

         5.1 TERMINATION. This Agreement, including the proxy granted herein, will terminate and be of no further force or effect without notice to or further action of the parties immediately at the Expiration Time. In the event of termination of this Agreement pursuant to this Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of any party hereto, provided that nothing herein shall release any party for liability for material breach of this Agreement prior to such termination.

                                    SECTION 6
                                  MISCELLANEOUS

         6.1 INDEMNIFICATION. Stockholder shall hold harmless and indemnify Buyer and Buyer's affiliates from and against, and shall compensate and reimburse Buyer and Buyer's affiliates for, any loss, damage, claim, liability, fee, demand, cost or expense (including reasonable attorneys' fees, costs and disbursements, and regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Buyer or any of Buyer's affiliates, or to which Buyer or any of Buyer's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement, or (b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach by Stockholder of, any restriction, covenant, obligation or other provision contained in this Agreement or the proxy granted herein.

         6.2 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

         6.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or by express courier service, effective one business day after delivery to such courier, or by registered or certified mail (postage prepaid and return receipt requested), effective when received or three business days after the mailing, whichever occurs first, or by telecopy, effective when transmitted and a confirmation is received, provided the same is on a business day, and, if not, on the next business day, to the parties at the following addresses (or at such other address for a party or to such other person's attention as shall be specified by like notice):

         If to Stockholder:

                  GSCP Recovery, Inc.
                  c/o GSC Partners
                  500 Campus Drive
                  Suite 220
                  Florham Park, New Jersey  07932
                  Attn:  Robert A. Hamwee
                  Fax: (973) 437-1037

         If to Buyer:

                  Land O'Lakes, Inc.
                  4001 Lexington Avenue North
                  Arden Hills, Minnesota 55112
                  Attn:  President
                  Fax: (651) 481-2190

         With a copy to:

                  John W. Curran
                  Associate General Counsel, Law Department
                  Land O'Lakes, Inc.
                  4001 Lexington Avenue North
                  Arden Hills, Minnesota 55112
                  Fax: (651) 481-2832

         and

                  Faegre & Benson LLP
                  2200 Wells Fargo Center
                  90 South Seventh Street
                  Minneapolis, Minnesota 55402
                  Attention: Philip S. Garon
                  Fax: (612) 766-1600

         6.4 SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

         6.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

         6.6 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement, including the proxy granted herein, shall be binding upon Stockholder and Stockholder's successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns. Without limiting any of the restrictions set forth in this Agreement, this Agreement, including the proxy granted herein, shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement (other than the proxy granted herein, as expressly provided in such proxy) is intended to confer on any Person other than Buyer and its successors and assigns any rights or remedies of any nature, except as otherwise provided in Section 4.7 hereof with respect to the Company and as otherwise provided in Section 6.1 hereof with respect to Buyer's affiliates.

         6.7 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, Buyer shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Buyer nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.7, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         6.8 NON-EXCLUSIVITY. The rights and remedies of Buyer under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Buyer under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

         6.9      GOVERNING LAW; VENUE.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each of Stockholder and Buyer:

                           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware in connection with any such legal proceeding;

                           (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to it at the address set forth above shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                           (iii) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and

                           (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                  (c) EACH OF STOCKHOLDER AND BUYER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

         6.10 COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         6.11 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         6.12 WAIVER. No failure on the part of Buyer to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Buyer in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Buyer shall not be deemed to have waived any claim available to Buyer arising out of this Agreement, or any power, right, privilege or remedy of Buyer under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Buyer; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         IN WITNESS WHEREOF, Buyer and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

                               LAND O'LAKES, INC.


                               By:   /s/ John E. Gherty
                                     --------------------------------------
                               Its:  President and Chief Executive Officer


                               GSCP RECOVERY, INC.


                               By:   /s/ Robert A. Hamwee
                                     --------------------------------------
                               Its:  Secretary

                          EXHIBIT A TO VOTING AGREEMENT

--------------------------------- ----------------- --------------- ---------------------
          Stockholder              Shares Held of    Options and     Additional Shares
                                       Record        Other Rights          Owned
--------------------------------- ----------------- --------------- ---------------------
GSCP Recovery, Inc.                    N/A              N/A              2,356,168
--------------------------------- ----------------- --------------- ---------------------